EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cosmo Communications Corporation (the "Company") on Form 10-K for the year ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter Horak, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cosmo Communications Corporation. and will be retained by Cosmo Communications Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

:	/S/ Peter Horak
Peter Horak Chief Executive Officer (Principal Executive Officer) Date: February 26, 2009